Exhibit 99.1

News Release

For Immediate Release		http://www.ball.com
Investor Contact:	Ann T. Scott	303-460-3537, ascott@ball.com
Media Contact:	Scott McCarty	303-460-2103, smccarty@ball.com

Ball Announces First Quarter Results

BROOMFIELD, Colo., April 23, 2009—Ball Corporation [NYSE:BLL] today reported first quarter net earnings of $69.5 million, or 73 cents per diluted share, on sales of $1.59 billion, compared to $83.8 million, or 85 cents per diluted share, on sales of $1.74 billion in the first quarter of 2008.
In the quarter, $5 million ($3.1 million after tax, or 4 cents per diluted share) of accelerated depreciation expense was recorded as expected in connection with a prior business consolidation charge to close a metal beverage can plant in Kansas City, Mo. The plant was closed by the end of the first quarter. A gain of $7.1 million ($4.4 million after tax, or 5 cents per diluted share) on the sale of an Australian subsidiary is included in first quarter 2008 results. Details of comparable segment earnings and business consolidation activities can be found in Notes 1 and 2 to the unaudited consolidated financial statements that accompany this news release.
 “On a comparable basis, our diluted earnings per share were 77 cents in the quarter, down slightly from our record first quarter results of 80 cents in 2008,” said R. David Hoover, chairman, president and chief executive officer. “Metal food and household products packaging, Americas, segment results showed marked improvement due to pricing and cost recovery initiatives. The seasonally slow first quarter and significant inventory holding losses in our other packaging businesses negatively affected results, but we anticipate volume and margin trends will improve to more historical levels as we head into the traditionally busier summer season. Our aerospace segment performed in line with expectations.”
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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

Ball Corporation – 2

“We continue to take disciplined actions to better balance our supply with market demand in this difficult economic environment and to manage Ball for long-term growth,” said John A. Hayes, executive vice president and chief operating officer. “Margins in our global beverage can business are expected to improve as we work through higher priced metal in inventories and as customers begin summer promotional activity. Aggressive cost reduction activities are in place in all of our businesses and cost savings from prior plant closures will begin to contribute to performance improvement over the course of the year.”

Metal Beverage Packaging, Americas & Asia

Metal beverage packaging, Americas and Asia, comparable segment operating earnings, including $5 million in accelerated depreciation, were $41.2 million in the first quarter on sales of $620.4 million, compared to $74 million on sales of $703.9 million in the first quarter of 2008. First quarter results were lower primarily due to reduced North American sales volumes and to higher cost inventory in the segment.
In Asia, an earlier than usual Lunar New Year resulted in some holiday sales volumes in China occurring in December rather than in January. Ball’s joint venture metal beverage packaging plant under construction in Tres Rios, Brazil is on schedule to begin production in late 2009.

Metal Beverage Packaging, Europe

Metal beverage packaging, Europe, comparable segment results in the quarter were operating earnings of $30.9 million on sales of $343.8 million, compared to $48 million on sales of $405.6 million in 2008. Higher priced metal in inventories and a stronger U.S. dollar negatively affected segment results.
Ball’s strong export volumes during the quarter, largely to Africa, partially alleviated the effects of a decrease in industry sales volumes in Europe. A continued focus on aligning Ball’s supply with market demand and on cost optimization throughout the supply chain positively affected results.

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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

Ball Corporation – 3

Metal Food & Household Products Packaging, Americas

Metal food and household products packaging, Americas, comparable segment results in the quarter were operating earnings of $49.6 million on sales of $283.6 million, compared to $14.8 million in 2008 on sales of $263.8 million.
Disciplined pricing initiatives, higher volumes later in the quarter and metal inventory holding gains contributed significantly to improved results. Strong cost control and focused execution in manufacturing plants also improved performance in the quarter.

Plastic Packaging, Americas

Plastic packaging, Americas, comparable segment results in the first quarter were operating earnings of $3.6 million on sales of $159.7 million, compared to $4.8 million on sales of $188.9 million in the first quarter of 2008. While overall volumes decreased, the custom/commodity product mix improved as the segment continued its focus on growing the custom portion of the business and delivering value through innovation.
Ball announced earlier this month that it will permanently cease manufacturing operations at two monolayer PET bottle plants in North America and consolidate volumes from those plants into larger manufacturing facilities. As a result, an after-tax charge of approximately $14 million will be recorded in the company's second quarter results. Cost savings associated with these actions are expected to be approximately $12 million annually beginning in 2010.

Aerospace and Technologies

Aerospace and technologies comparable segment results were operating earnings of $14.6 million on sales of $178.1 million in the quarter, compared to $22 million, including the gain on the sale of an Australian subsidiary, on sales of $178 million in 2008. Backlog at the end of the quarter was $592 million.
The Ball Aerospace-built Kepler spacecraft successfully launched in March carrying the largest camera ever sent by NASA beyond Earth’s orbit. Kepler is the first NASA mission capable of finding Earth-sized planets in potentially habitable zones. Ball Aerospace was also selected during the quarter as the contractor for the Ares I Instrument Unit Assembly Flight Computer and Command Telemetry Computer.

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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

Ball Corporation – 4

Outlook

“We continue to anticipate full-year free cash flow to be in the range of $375 million, and capital spending for the year is expected to be less than $250 million,” said Raymond J. Seabrook, executive vice president and chief financial officer. “Lower manufacturing costs as a result of the plant closings completed at the end of the first quarter, the elimination of higher cost inventories and a $35 million full year reduction in interest expense will contribute to improved second half results.”
“We are managing our businesses with a sharp focus on controlling costs, delivering value with our products and proactively balancing our supply with market demand,” Hoover said. “While the first quarter was three cents below the same period last year, we expect diluted earnings per share to be higher for the full year than they were in 2008.”
Ball Corporation is a supplier of high-quality metal and plastic packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 14,000 people worldwide and reported 2008 sales of approximately $7.6 billion. For the latest Ball news and for other company information, please visit www.ball.com.

Conference Call Details
Ball Corporation [NYSE: BLL] will hold its regular quarterly conference call on the company’s first quarter 2009 results today at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-742-6164. International callers should dial 212-231-2900. Please use the following URL for a Web cast of the live call: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115234&eventID=2141026.
For those unable to listen to the live call, a taped replay will be available after the call’s conclusion until 1 p.m. Eastern Time on April 30, 2009. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21419511. A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's Web site at www.ball.com in the investors section under "presentations.”

Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including our beverage can end project; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; and changes in foreign exchange rates, tax rates and activities of foreign subsidiaries. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the current global credit squeeze and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions, joint ventures or divestitures; integration of recently acquired businesses; regulatory action or laws including tax, environmental, health and workplace safety, including in respect of chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; pension changes; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

Condensed Financials (March 2009)

Unaudited Statements of Consolidated Earnings
	Three months ended
($ in millions, except per share amounts)	March 29, 2009	March 30, 2008
Net sales (Note 1)	$1,585.6	$1,740.2
Costs and expenses
Cost of sales (excluding depreciation and amortization)	1,312.5	1,437.7
Depreciation and amortization	66.7	74.6
Selling, general and administrative	75.2	81.6
Business consolidation and other activities (Note 2)	5.0	(7.1)
	1,459.4	1,586.8
Earnings before interest and taxes (Note 1)	126.2	153.4
Interest expense	(25.8)	(36.2)
Tax provision	(28.1)	(37.2)
Equity in results of affiliates	(2.7)	3.9
Less net earnings attributable to noncontrolling interests	(0.1)	(0.1)
Net earnings	$69.5	$83.8
Earnings per share (Note 2):
Basic	$0.74	$0.86
Diluted	$0.73	$0.85

Weighted average shares outstanding (000s):
Basic	93,544	97,199
Diluted	94,673	98,589

Condensed Financials (March 2009)

Unaudited Statements of Consolidated Cash Flows

	Three months ended
($ in millions)	March 29, 2009	March 30, 2008
Cash Flows From Operating Activities:
Net earnings	$69.5	$83.8
Depreciation and amortization	66.7	74.6
Business consolidation and other activities (Note 2)	5.0	(7.1)
Income taxes	11.3	6.8
Other changes in working capital	(467.8)	(354.6)
Other	7.5	(18.1)
	(307.8)	(214.6)
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(67.8)	(74.5)
Cash collateral deposits, net	20.9	–
Proceeds from sale of subsidiary (Note 2)	–	8.7
Other	(0.3)	(2.3)
	(47.2)	(68.1)
Cash Flows From Financing Activities:
Net change in borrowings	285.9	352.1
Dividends	(9.3)	(9.6)
Purchases of common stock, net	4.9	(125.1)
Other	2.4	0.4
	283.9	217.8
Effect of exchange rate changes on cash	(3.2)	3.2
Change in cash	(74.3)	(61.7)
Cash–beginning of period	127.4	151.6
Cash–end of period	$53.1	$89.9

Condensed Financials (March 2009)

Unaudited Consolidated Balance Sheets

($ in millions)	March 29, 2009	March 30, 2008
Assets
Cash and cash equivalents	$53.1	$89.9
Receivables, net	691.5	675.1
Inventories, net	1,083.2	1,134.0
Cash collateral – receivable	181.9	–
Deferred taxes and other current assets	316.7	156.2
Total current assets	2,326.4	2,055.2
Property, plant and equipment, net	1,813.8	1,999.9
Goodwill	1,777.5	1,952.6
Other assets, net	506.9	438.5
Total assets	$6,424.6	$6,446.2
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt and current portion of long-term debt	$302.3	$309.1
Cash collateral – liability	98.1	–
Payables and other accrued liabilities	1,297.2	1,186.7
Total current liabilities	1,697.6	1,495.8
Long-term debt	2,357.1	2,450.5
Other long-term liabilities	1,257.9	1,041.4
Shareholders’ equity	1,112.0	1,458.5
Total liabilities and shareholders’ equity	$6,424.6	$6,446.2

Notes to Condensed Financials (March 2009)

1. Business Segment Information

	Three months ended
($ in millions)	March 29, 2009	March 30, 2008
Sales–
Metal beverage packaging, Americas & Asia	$620.4	$703.9
Metal beverage packaging, Europe	343.8	405.6
Metal food & household packaging, Americas	283.6	263.8
Plastic packaging, Americas	159.7	188.9
Aerospace & technologies	178.1	178.0
Net sales	$1,585.6	$1,740.2

Earnings before interest and taxes–
Metal beverage packaging, Americas & Asia	$46.2	$74.0
Business consolidation activities (Note 2)	(5.0)	–
Total metal beverage packaging, Americas & Asia	41.2	74.0
Metal beverage packaging, Europe	30.9	48.0
Metal food & household packaging, Americas	49.6	14.8
Plastic packaging, Americas	3.6	4.8
Aerospace & technologies	14.6	14.9
Gain on sale of subsidiary (Note 2)	–	7.1
Total aerospace & technologies	14.6	22.0
Segment earnings before interest and taxes	139.9	163.6
Undistributed corporate costs	(13.7)	(10.2)
Earnings before interest and taxes	$126.2	$153.4

Notes to Condensed Financials (March 2009)

2. Business Consolidation Activities and Other Significant Nonoperating Items

2009

In the quarter, $5 million ($3.1 million after tax) of accelerated depreciation expense was recorded in connection with a prior business consolidation charge to close Ball’s Kansas City, Mo., metal beverage can plant.  The Kansas City plant was closed by the end of the first quarter.

2008

On February 15, 2008, Ball Aerospace & Technologies Corp. completed the sale of a subsidiary for $10.5 million that resulted in a pretax gain of $7.1 million ($4.4 million after tax).

A summary of the effects of the above transaction on after-tax earnings follows:

	Three months ended
($ in millions, except per share amounts)	March 29, 2009	March 30, 2008

Net earnings as reported	$69.5	$83.8
Business consolidation costs, net of tax	3.1	–
Gain on sale of subsidiary, net of tax	–	(4.4)
Net earnings before above transactions	$72.6	$79.4

Per diluted share before above transactions	$0.77	$0.80

Ball’s management segregates the above items to evaluate the performance of the company’s operations.  The information is presented on a non-U.S. GAAP basis and should be considered in connection with the unaudited statements of consolidated earnings.  Non-U.S. GAAP measures should not be considered in isolation.

3. Subsequent Event

On April 8, 2009, the company announced that it will permanently cease manufacturing operations at two polyethylene terephthalate (PET) plastic packaging manufacturing plants in Baldwinsville, N.Y., and Watertown, Wis.  These actions will consolidate PET production capacity into lower-cost plants.  A pretax charge of approximately $24 million ($14 million after tax) will be recorded in the second quarter results.  Cost savings associated with these activities are expected to exceed $12 million annually beginning in 2010.